EXHIBIT 1

MEMBERS OF FILING GROUP

V. Prem Watsa

The Second 810 Holdco Ltd.

The Second 1109 Holdco Ltd.

The Sixty Two Investment Company Limited

12002574 Canada Inc.

Fairfax Financial Holdings Limited

FFHL Group Ltd.

Fairfax (US) Inc.

Odyssey US Holdings Inc.

Odyssey Group Holdings, Inc.

Odyssey Reinsurance Company

Crum & Forster Holdings Corp.

United States Fire Insurance Company

Zenith National Insurance Corp.

Zenith Insurance Company

Northbridge Financial Corporation

Federated Insurance Company of Canada

Northbridge General Insurance Corporation

CRC Reinsurance Limited

1102952 B.C. Unlimited Liability Company

Allied World Assurance Company Holdings, Ltd

Allied World Assurance Company Holdings I, Ltd

Allied World Assurance Company, Ltd

Allied World Assurance Holdings (Ireland) Ltd

Allied World Assurance Holdings (U.S.) Inc.

Allied World Insurance Company

Allied World Assurance Company (U.S.) Inc.

AW Underwriters Inc.

Allied World Specialty Insurance Company

Allied World Surplus Lines Insurance Company

Allied World National Assurance Company